                                                                                                                                                                                                                                    Exhibit 10.2

SOUTHWEST AIRLINES CO.
OUTSIDE DIRECTOR INCENTIVE PLAN
(as amended and restated effective May 16, 2007)

1.           Purpose.  The purpose of this Plan is to align more closely the interests of the Outside Directors of Southwest Airlines Co. (the “Company”) with those of the Company’s Shareholders and to provide the Outside Directors with retirement income.  To accomplish this purpose, the Plan compensates each Outside Director based on the performance of the Company’s Common Stock and defers the receipt of such compensation until after the Outside Director ceases to be a director of the Company.

2.           Definitions.  As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings unless the context clearly indicates that a different meaning is intended:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Committee” shall mean the Compensation Committee of the Board.

(c)           “Common Stock” shall mean Common Stock, par value one dollar ($1.00) per share, of the Company.

(d)           “Company” shall mean Southwest Airlines Co.

(e)            “Fair Market Value” shall mean, with respect to Common Stock, the average closing sale price of Common Stock as reported on the New York Stock Exchange for the trading days that occur during a specified period.

(f)             “Outside Director” shall mean a non-employee director of the Company.

(g)            “Performance Bonus” shall, with respect to an Outside Director, have the meaning assigned to such term in Section 4.

(h)            “Performance Share” shall mean a unit of value equal to the Fair Market Value of a share of Common Stock.

(i)             “Plan” shall mean the Southwest Airlines Co. Outside Director Incentive Plan, as amended.

(j)             “Service Ending Date” shall, with respect to any Outside Director, have the meaning assigned to such term in Section 4.

3.           Performance Shares.

(a)           On the date of the 2002 Annual Meeting of Shareholders of the Company, the Company shall grant 750 Performance Shares to each Outside Director who has served as a director of the Company since at least May 2001.  Thereafter, (i) on the date of each Annual Meeting of Shareholders beginning in 2003, the Company shall grant 750 Performance Shares to each Outside Director who has served since the previous Annual Meeting; and (ii) on the date of each Annual Meeting of Shareholders beginning in 2007, the Company shall grant 1,000 Performance Shares to each Outside Director who has served since the previous Annual Meeting.  No pro-rated grants shall be made.  If a Director retires as of an Annual Meeting date, such Director shall be awarded Performance Shares for the preceding year if he or she has so served.

(b)           The Company shall appropriately record each grant of Performance Shares on its books and shall notify each Outside Director of the number of Performance Shares granted and such other terms and conditions consistent with the Plan as the Committee shall determine.

4.           Distribution.  On the 30th calendar day following such date (the “Service Ending Date”) as an Outside Director shall cease serving as a director of the Company, the Company shall pay to such Outside Director an amount (the “Performance Bonus”) equal to the Fair Market Value of Common Stock during the 30 days preceding such Outside Director’s Service Ending Date multiplied by the number of Performance Shares then held by such Outside Director.  An Outside Director’s Performance Bonus shall be paid to him or her in a lump sum. Distribution with respect to an Outside Director shall not be made or commence before the Outside Director ceases serving as a director of the Company. Upon the death of an Outside Director while serving on the Board, such Outside Director’s Performance Bonus at the time of his or her death shall be paid to the person who acquires such right by will or the laws of descent and distribution or otherwise by reason of the death of the Outside Director.

5.           Administration.  The Plan shall be administered by the Committee. The Committee may, by a writing signed by a majority of its members, delegate to any member or members of the Committee or to any Employee or Employees of the Company the authority to perform any ministerial act in connection with the administration of the Plan.

The Committee shall have the authority to control and manage the operation and administration of the Plan and the discretion to construe Plan provisions.  Subject to the provisions of the Plan, the Committee may from time to time establish rules for the administration and interpretation of the Plan.  The final determination of the Committee as to any disputed questions shall be conclusive.

6.           Adjustment on Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, share combination, or other change in the corporate or capital structure of the Company affecting the Common Stock and occurring during the term of an Outside Director’s service as a director of the Company, the number of Performance Shares previously granted to such Outside Director pursuant to this Plan shall be equitably adjusted to prevent dilution or enlargement of such Outside Director’s rights hereunder and, if necessary, provision shall be made for the substitution for the Performance Shares of new performance shares related to the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities; provided that the total number of Performance Shares granted hereunder shall always be a whole number.

The existence of the Plan and the Performance Shares granted hereunder shall not affect in any way the right or power of the Board or the Shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange, or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

7.           Miscellaneous.

(a)           Unsecured Creditor Status.  This Plan, the Performance Shares to be granted pursuant hereto, and the payment of Performance Bonuses as contemplated herein are intended to constitute an “unfunded” compensation arrangement for tax purposes and for purposes of Title I of ERISA.  The Plan shall not be construed to create or require the Company to create a trust of any kind to fund the amounts payable hereunder.  To the extent an Outside Director or other person acquires a right to receive payments from the Company in accordance with the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company.

(b)           No Shareholder or Director Rights.  The Performance Shares are not shares of Common Stock of the Company.  Neither this Plan nor the grant of any Performance Shares shall confer on any Outside Director any right to continue serving as a director of the Company.  Neither any Outside Director nor any beneficiary of an Outside Director shall have any of the rights of a Shareholder of the Company with respect to the Performance Shares including, without limitation, any right to receive dividends or dividend equivalents declared or paid on the Common Stock.

(c)           Nontransferability.  Performance Shares may not be sold, transferred, or otherwise disposed of and may not be pledged, hypothecated, or otherwise encumbered, except by will or the laws of descent and distribution.  The right of any Outside Director or any beneficiary to payments under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution, or levy of any kind, and any attempt to cause such amounts to be so subjected shall not be recognized by the Company.

(d)           Amendment and Termination.  The Board reserves the right to amend the Plan from time to time or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the rights of any Outside Director or beneficiary, without such person’s prior written consent, with respect to Performance Shares granted prior to such amendment or termination.  Performance Shares granted prior to an amendment or termination of the Plan shall remain in full force and effect as if the Plan had not been amended or terminated.

IN WITNESS WHEREOF, the undersigned certifies that the Board adopted the foregoing Plan on the 16th day of May 2007.

/s/ Herbert D. Kelleher
Herbert D. Kelleher, Chairman of the Board of Directors of
Southwest Airlines Co.